SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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MENTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

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On September 5, 2007, Mentor Corporation announced that, after consulting with Institutional Shareholder Services and certain of its shareholders, its board of directors has adopted a policy regarding designation of preferred stock.  At the upcoming annual meeting of Mentor's shareholders to be held on September 17, 2007, shareholders are being asked to approve an amendment to Mentor's Restated Articles of Incorporation to increase the total number of shares of authorized capital stock and to provide for the issuance of preferred stock in one or more series, with rights, preferences, privileges and restrictions to be determined by the board of directors in its discretion.  In order to address concerns regarding the use of the preferred stock, the Mentor board has adopted a policy requiring that, unless approved by the vote of the shareholders, any designation of preferred stock in connection with the adoption of a shareholder rights plan include provisions effecting the termination of that plan within one year.  The policy also requires that other uses of preferred stock be limited to bona fide capital raising or business acquisition transactions.

As disclosed in the proxy statement distributed in connection with the upcoming annual meeting of shareholders, Mentor has no current plans to issue preferred stock, nor is Mentor aware of any proposed takeover or other transaction that could propel it to consider such issuance. Rather, this proposal to approve the creation of preferred stock is designed to provide Mentor's board of directors with the flexibility to issue such preferred stock, should they, at some time in the future, determine that such measures are necessary or desirable.  Shareholders and other investors are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to all proposals, including the proposal to approve the creation of the preferred stock.

The annual meeting of shareholders for the Company is scheduled to take place on September 17, 2007. If you have already voted and wish to change your vote on Proposal No. 2, you may revoke your proxy and vote your shares at the annual meeting even if you have previously completed and returned your proxy card. You may revoke your proxy in person at the annual meeting, by written notice to the Company's corporate secretary or by delivery of a later-dated proxy at any time before it is voted. Shareholders and other investors are urged to read the Proxy Statement, which contains important information that should be read carefully before any decision is made with respect to all Proposals, including Proposal No. 2.

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